Exhibit 10.137
LEASE EXTENSION AGREEMENT

This Lease Extension Agreement is made and entered into on this 8th day of June, 2009 by and between 14TH STREET DEVELOPMENT LLC, (hereinafter called “Landlord”) and NICKEL USA, INC. d/b/a/ NICKEL (hereinafter called “Tenant”).

WHEREAS, Landlord and Tenant are parties to that Lease Agreement dated March 1, 2001 (the “Lease”) with respect to certain real property designated as Commercial Condominium Unit No. 2 and located at 77-79 Eighth Avenue, New York, N.Y. as more specifically described in the Lease (the “Demised Premises”); and

WHEREAS, the present Term of the Lease expires on October 31, 2009; and

WHEREAS, Tenant has exercised its option to renew the Lease and parties desire to extend the Lease accordingly;

NOW THEREFORE, in consideration of the mutual promises and covenants herein exchanged, Landlord and Tenant hereby agree to extend the Lease as follows:

1.           The Term of the Lease shall be renewed for a period of five (5) years (the “Renewal Term”) commencing November 1, 2009 (the Renewal Commencement Date) and expiring October 31, 2014 (the “Expiration Date”) upon the same terms and conditions as provided in the Lease except as the same are amended, modified and changed in this Lease Extension Agreement.

2.           During the Renewal Term of the Lease, the term “Fixed Rent” payable by Tenant under the Lease shall mean the following:

Year(s)	Annually	Monthly

1-3	$385,000.00	$32,083.33

4-5	$423,500.00	$35,291.67

3.           Section 19.02(c) and Section 19.02(d) of the Lease are deleted in their entirety and the following provision is substituted:

For purposes of the Renewal Term, commencing November 1, 2009 the Tenant’s obligation for the payment of Tenant’s Share of Taxes shall be determined as follows:  “Base Taxes” shall mean the average of $25,000.00 and the amount of Taxes charged, payable, imposed upon or attributable to Commercial Unit No. 2 for the Tax Year July 1, 2009 through June 30, 2010.  By way of example only and to express the parties’ intentions and the obligation of Tenant during the Renewal Term under Section 19.03(a) of the Lease, if Taxes for the Tax Year July 1, 2009 through June 30, 2010 are $45,000.00, then $25,000.00 + $45,000.00 = $70,000.00 ÷ 2 = $35,000.00, which quotient shall be the Base Taxes for purposes of Section 19.03(a).

4.           Section 2.02 and the entirety of Article 36 of the Lease are hereby deleted in their entirety.

5.            All notices or other communications required or permitted to be given pursuant to the Lease must be in writing. Any Notice shall be deemed given:

(i)        on the date of delivery or refusal of delivery if sent by personal delivery or Airborne, Federal Express, or a comparable national air courier service and provided such delivery or refusal of delivery is evidenced in writing by the delivery service;

(ii)       when deposited in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, and addressed to the parties set out below, or as specified by notice:

LANDLORD:	14TH STREET DEVELOPMENT LLC
30 West 26th Street
New York, N.Y. 10010

TENANT:	NICKEL USA, INC.
551 Fifth Avenue
Suite 1500
New York, N.Y. 10176

6.           This Lease Extension Agreement shall operate to amend the Lease only to the extent that the terms of the Lease are inconsistent with the provisions of this Lease Extension Agreement. Except as amended or modified by this Lease Extension Agreement, all terms and conditions of the Lease shall remain in full force and effect and Landlord and Tenant shall be bound thereby.

7.           Each individual executing this Lease Extension Agreement on behalf of Landlord and Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease Extension Agreement on behalf of said party and that this Lease Extension Agreement is binding upon said party in accordance with the terms and conditions herein.

IN WITNESS HEREOF, the parties have executed this Lease Extension Agreement as of the date first set forth above.

	TENANT:		LANDLORD:

	NICKEL USA, INC.		14TH STREET DEVELOPMENT LLC

By:	/s/ Russell Greenberg	By:	/s/ Richard C. Fiore
Executive Vice President			Richard C. Fiore, Member